                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
              12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                    TIN# 38-0572512
  --------------------------                ------------------------------------
  (State of incorporation or                (I.R.S. Employer Identification No.)
  organization)


    200 Renaissance Center
    Mail Code 482-B07-C24
    Detroit, Michigan                                    48265-2000
    --------------------------------------------         -----------------
    (Address of principal executive offices)             (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                       Name of each exchange on which
Title of each class to be registered                                   which each class is to be registered
--------------------------------------------------------------         --------------------------------------------
7.35% Notes                                                            New York Stock Exchange, Inc.
      due August 8, 2032

Securities to be registered pursuant to Section 12(g) of the Act:      None


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the Registrant's 7.35% Notes due August 8, 2032 (the "Notes") to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated April 20, 2001 and Prospectus Supplement dated August 1, 2002, filed as part of the Registrant's Registration Statement Number 333-58446 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      General Motors Acceptance Corporation
                                      ------------------------------------------
                                                    (Registrant)

Date:  August 6, 2002                 By: /s/ J. M. Blondia
                                      ------------------------------------------
                                      J. M. Blondia, Director -- Capital Markets